UiPath Reports Fourth Quarter and Full Year Fiscal 2026 Financial Results
Revenue of $481 million increased 14 percent year-over-year
ARR of $1.853 billion increased 11 percent year-over-year
GAAP operating income of $80 million and non-GAAP operating income of $150 million
Announces new $500 million stock repurchase authorization following the completion of its $1 billion stock repurchase program
NEW YORK, NY – March 11, 2026 – UiPath, Inc. (NYSE: PATH), a global leader in agentic automation, today announced financial results for its fourth quarter and full year fiscal 2026 ended January 31, 2026.
“We delivered a strong quarter and closed out a year of disciplined execution, with ARR growing 11 percent year-over-year to $1.853 billion,” said Daniel Dines, UiPath Founder and Chief Executive Officer. “As enterprise AI adoption moves from experimentation to scaled deployment, customers increasingly need a platform that can execute complex processes with reliability, governance, and scale. By bringing deterministic automation, agentic AI, and enterprise-grade orchestration together on a single platform, UiPath provides the execution layer enterprises trust to run mission-critical processes in the agentic era.”
Fourth Quarter Fiscal 2026 Financial Highlights
•Revenue of $481 million increased 14 percent year-over-year.
•ARR of $1.853 billion as of January 31, 2026 increased 11 percent year-over-year.
•Net new ARR of $70 million.
•Dollar based net retention rate of 107 percent.
•GAAP gross margin was 85 percent.
•Non-GAAP gross margin was 86 percent.
•GAAP operating income was $80 million.
•Non-GAAP operating income was $150 million.
•Net cash flow from operations was $182 million.
•Non-GAAP adjusted free cash flow was $182 million.
•Cash, cash equivalents, and marketable securities were $1.69 billion as of January 31, 2026.
Full Year Fiscal 2026 Financial Highlights
•Revenue of $1.611 billion increased 13 percent year-over-year.
•Net new ARR of $186 million.
•GAAP gross margin was 83 percent.
•Non-GAAP gross margin was 85 percent.
•GAAP operating income was $57 million.
•Non-GAAP operating income was $370 million.
•Net cash flow from operations was $371 million.
•Non-GAAP adjusted free cash flow was $372 million.
“I am pleased with our fourth quarter results and the operational progress we achieved throughout the year, including reaching full-year GAAP profitability for the first time in company history,” said Ashim Gupta, UiPath Chief Operating Officer and Chief Financial Officer. “The operating discipline we built throughout the year is translating into more consistent execution and expanding operating leverage. As we enter fiscal 2027, we remain focused on expanding adoption across our platform and driving continued operating discipline as we scale the business.”

Stock Repurchase Program
UiPath, Inc. today announced that it has completed its previously authorized stock repurchase program and that its Board of Directors has approved a new stock repurchase program authorizing the Company to repurchase up to $500 million of its Class A common stock in a manner deemed in the best interest of the Company and its stockholders, taking into account the economic cost and prevailing market conditions, including the relative trading prices and volumes of the Class A shares. The repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended.
Financial Outlook
For the first quarter fiscal 2027, UiPath expects:
•Revenue in the range of $395 million to $400 million
•ARR in the range of $1.894 billion to $1.899 billion as of April 30, 2026
•Non-GAAP operating income of approximately $80 million
For the full year fiscal 2027, UiPath expects:
•Revenue in the range of $1.754 billion to $1.759 billion
•ARR in the range of $2.051 billion to $2.056 billion as of January 31, 2027
•Non-GAAP operating income of approximately $415 million.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Launches New Agentic AI Solutions for the Healthcare Industry: UiPath announced new agentic AI solutions for the healthcare industry for providers and payers. The offerings for medical records summarization, claim denial prevention and resolution, and prior authorization leverage agentic automation, business orchestration, and purpose-built, fully compliant and governed agents to connect data, improve efficiency, and accelerate revenue cycle management.
•Announced Acquisition of WorkFusion: UiPath announced the acquisition of WorkFusion, a pioneer in AI agents for financial crime compliance. The acquisition expands and strengthens the UiPath portfolio of agentic AI-powered industry solutions for the financial services and banking industries, including processes and workflows for financial crimes compliance such as anti-money laundering and know your customer operations.
•UiPath Joined Veeva AI Partner Program to Enable Agentic Testing in Life Sciences: UiPath and Veeva are delivering agentic, end-to-end workflows that will transform computer software assurance (CSA) testing and validation for quality management. The partnership enables Life Sciences organizations to generate, execute, and validate software requirements through test cases with automated pass/fail determinations while maintaining full governance, traceability, and compliance.
•Announced Integration with Talkdesk: UiPath integrated with Talkdesk, a leader in agentic customer experience, combining Talkdesk’s multi-agent AI solution and UiPath’s agentic orchestration and intelligent document processing via Model Context Protocol. This integration supports regulated, high-stakes use cases across financial services, healthcare, retail, and more, reducing time agents spend on a single interaction, enhancing accuracy, and delivering a better customer experience.
•UiPath Named a Leader in The Forrester Wave™: UiPath was named a Leader in The Forrester Wave™: Autonomous Testing Platforms, Q4 2025, receiving the highest possible marks in seven criteria, including vision and roadmap for its testing solution, UiPath Test Cloud.
•UiPath Named to G2’s 2026 Best Software Awards in Five Categories: UiPath was recognized as a leader in G2’s Best Software Awards in the following categories: Best Agentic AI Software Products, Best AI Software Products, Best Development Software Products, Best IT Management Software Products, and Best Global Sellers.
•UiPath Screen Agent Receives OSWorld Top Ranking: UiPath announced its UiPath Screen Agent powered by Claude Opus 4.5 achieved a No. 1 ranking on the OSWorld-Verified benchmark, an independent evaluation conducted by the OSWorld research group to validate the effectiveness of computer-use agents for enterprise-wide agentic AI deployments. A core technology for UiPath ScreenPlay, UiPath Screen Agent uses common large language models (LLMs) that allow for the use of natural language to simply and easily create user interfaces (UI) to automate and execute end-to-end complex tasks.
•UiPath Achieved AIUC-1 Certification: UiPath announced it has achieved AIUC-1 certification, becoming the first enterprise automation platform to meet the world’s reference standard for AI agent security and reliability. The certification, conducted by Schellman, the largest specialized cybersecurity auditor, validates that UiPath’s AI agents operate safely and securely in real-world business environment.
•UiPath Joined Agentic AI Foundation (AAIF) to Advance Interoperability in Agentic AI Adoption: UiPath announced it has joined the Agentic AI Foundation (AAIF) as a Gold Member. Together with other member organizations, UiPath will work with industry leaders to shape standards and collaborate on open-source innovation necessary for scaling agentic AI in the enterprise.
Conference Call and Webcast
UiPath will host a conference call today, Wednesday, March 11, 2026, at 5:00 p.m. Eastern Time, to discuss the Company's fourth quarter and full year fiscal 2026 financial results and its guidance for the first quarter and full year fiscal 2027. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13758276. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
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About UiPath
UiPath (NYSE: PATH) is a global leader in agentic automation, empowering enterprises to harness the full potential of AI agents to autonomously execute and optimize complex business processes. The UiPath Platform™ uniquely combines controlled agency, developer flexibility, and seamless integration to help organizations scale agentic automation safely and confidently. Committed to security, governance, and interoperability, UiPath supports enterprises as they transition into a future where automation delivers on the full potential of AI to transform industries. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,”

“could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the first fiscal quarter 2027 and the full fiscal year 2027; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 to be filed with the United States Securities and Exchange Commission (SEC), and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock;
•change in fair value of contingent consideration; and
•in the case of non-GAAP net income, release of valuation allowance on deferred tax assets and estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Revenue:
Licenses	$215,904	$197,609	$606,394	$587,162
Subscription services	251,233	215,221	954,472	801,947
Professional services and other	13,970	10,816	49,706	40,555
Total revenue	481,107	423,646	1,610,572	1,429,664
Cost of revenue:
Licenses	1,555	1,231	5,334	8,565
Subscription services	40,770	43,860	157,588	167,630
Professional services and other	31,610	19,443	108,062	70,747
Total cost of revenue	73,935	64,534	270,984	246,942
Gross profit	407,172	359,112	1,339,588	1,182,722
Operating expenses:
Sales and marketing	178,179	176,836	683,329	738,493
Research and development	95,159	99,670	385,208	380,682
General and administrative	53,548	48,997	214,291	226,116
Total operating expenses	326,886	325,503	1,282,828	1,345,291
Operating income (loss)	80,286	33,609	56,760	(162,569)
Interest income	11,670	12,167	48,023	49,422
Other income (expense), net	481	8,848	(4,155)	35,047
Income (loss) before income taxes	92,437	54,624	100,628	(78,100)
(Benefit from) provision for income taxes	(12,025)	2,830	(181,702)	(4,406)
Net income (loss)	$104,462	$51,794	$282,330	$(73,694)
Net income (loss) per share, basic	$0.19	$0.09	$0.52	$(0.13)
Net income (loss) per share, diluted	$0.19	$0.09	$0.52	$(0.13)
Weighted-average shares used in computing net income (loss) per share, basic	535,962	550,948	538,125	559,933
Weighted-average shares used in computing net income (loss) per share, diluted	545,284	555,373	544,860	559,933

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of January 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$871,157	$879,196
Restricted cash	438	438
Marketable securities	601,329	750,322
Accounts receivable, net of allowance for credit losses of $5,222 and $1,642, respectively	488,265	451,131
Contract assets	92,440	88,735
Deferred contract acquisition costs	84,739	82,461
Prepaid expenses and other current assets	105,577	86,276
Total current assets	2,243,945	2,338,559
Marketable securities, non-current	216,990	94,113
Contract assets, non-current	1,946	3,447
Deferred contract acquisition costs, non-current	153,708	139,341
Property and equipment, net	46,014	32,740
Operating lease right-of-use assets	64,472	66,500
Intangible assets, net	19,989	7,905
Goodwill	125,310	87,304
Deferred tax assets	233,401	27,963
Other assets, non-current	73,425	67,398
Total assets	$3,179,200	$2,865,270

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$10,161	$33,178
Accrued expenses and other current liabilities	170,496	83,923
Accrued compensation and employee benefits	121,029	112,355
Deferred revenue	603,737	569,464
Total current liabilities	905,423	798,920
Deferred revenue, non-current	103,568	135,843
Operating lease liabilities, non-current	70,940	74,230
Other liabilities, non-current	16,682	10,515
Total liabilities	1,096,613	1,019,508
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(833,905)	(494,779)
Additional paid-in capital	4,585,430	4,333,300
Accumulated other comprehensive income (loss)	36,601	(4,890)
Accumulated deficit	(1,705,545)	(1,987,875)
Total stockholders’ equity	2,082,587	1,845,762
Total liabilities and stockholders’ equity	$3,179,200	$2,865,270

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)
	Twelve Months Ended January 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$282,330	$(73,694)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,969	17,232
Amortization of deferred contract acquisition costs	109,362	92,089
Net accretion on marketable securities	(10,236)	(31,778)
Stock-based compensation expense	290,676	358,151
Charitable donation of Class A common stock	4,187	6,564
Non-cash operating lease expense	16,976	15,899
Benefit from deferred income taxes	(202,682)	(19,794)
Credit loss expense	5,735	1,979
Other non-cash charges (credits), net	7,098	(4,311)
Changes in operating assets and liabilities:
Accounts receivable	(25,802)	(22,173)
Contract assets	3,208	(3,991)
Deferred contract acquisition costs	(116,202)	(89,157)
Prepaid expenses and other assets	(3,933)	7,065
Accounts payable	(21,675)	27,856
Accrued expenses and other liabilities	46,697	9,235
Accrued compensation and employee benefits	2,583	(23,428)
Operating lease liabilities, net	(11,652)	(15,527)
Deferred revenue	(22,431)	68,348
Net cash provided by operating activities	371,208	320,565
Cash flows from investing activities
Purchases of marketable securities	(772,491)	(1,470,355)
Maturities of marketable securities	809,247	1,475,584
Purchases of property and equipment	(19,048)	(14,923)
Payments related to business acquisition, net of cash acquired	(24,821)	—
Other investing, net	(15,353)	(35,809)
Net cash used in investing activities	(22,466)	(45,503)
Cash flows from financing activities
Repurchases of Class A common stock	(329,101)	(390,751)
Proceeds from exercise of stock options	1,056	8,032
Payments of tax withholdings on settlement of equity awards	(59,061)	(77,831)
Proceeds from employee stock purchase plan contributions	14,859	15,605
Payments of deferred or contingent consideration related to business acquisitions	(128)	(5,570)
Net cash used in financing activities	(372,375)	(450,515)
Effect of exchange rate changes	15,594	(7,029)
Net decrease in cash, cash equivalents, and restricted cash	(8,039)	(182,482)
Cash, cash equivalents, and restricted cash - beginning of period	879,634	1,062,116
Cash, cash equivalents, and restricted cash - end of period	$871,595	$879,634

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
GAAP cost of licenses	$1,555	$1,231	$5,334	$8,565
Less: Amortization of acquired intangible assets	249	262	991	2,747
Non-GAAP cost of licenses	$1,306	$969	$4,343	$5,818

GAAP cost of subscription services	$40,770	$43,860	$157,588	$167,630
Less: Stock-based compensation expense	2,803	4,800	13,676	19,401
Less: Amortization of acquired intangible assets	920	592	3,449	2,382
Less: Employer payroll tax expense related to employee equity transactions	151	157	333	448
Less: Restructuring costs	—	2,420	585	2,745
Non-GAAP cost of subscription services	$36,896	$35,891	$139,545	$142,654

GAAP cost of professional services and other	$31,610	$19,443	$108,062	$70,747
Less: Stock-based compensation expense	2,039	2,948	9,484	11,386
Less: Employer payroll tax expense related to employee equity transactions	62	71	145	188
Less: Restructuring costs	—	—	18	105
Non-GAAP cost of professional services and other	$29,509	$16,424	$98,415	$59,068

GAAP gross profit	$407,172	$359,112	$1,339,588	$1,182,722
GAAP gross margin	85%	85%	83%	83%
Plus: Stock-based compensation expense	4,842	7,748	23,160	30,787
Plus: Amortization of acquired intangible assets	1,169	854	4,440	5,129
Plus: Employer payroll tax expense related to employee equity transactions	213	228	478	636
Plus: Restructuring costs	—	2,420	603	2,850
Non-GAAP gross profit	$413,396	$370,362	$1,368,269	$1,222,124
Non-GAAP gross margin	86%	87%	85%	85%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Income (Loss) and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months EndedJanuary 31,
	2026	2025	2026	2025
GAAP sales and marketing	$178,179	$176,836	$683,329	$738,493
Less: Stock-based compensation expense	19,169	28,269	87,746	134,646
Less: Amortization of acquired intangible assets	1,082	271	3,630	1,428
Less: Employer payroll tax expense related to employee equity transactions	914	913	2,054	3,069
Less: Restructuring costs	—	5,525	2,524	15,452
Non-GAAP sales and marketing	$157,014	$141,858	$587,375	$583,898

GAAP research and development	$95,159	$99,670	$385,208	$380,682
Less: Stock-based compensation expense	29,959	36,750	132,890	132,757
Less: Employer payroll tax expense related to employee equity transactions	1,174	1,033	2,358	2,188
Less: Restructuring costs	—	1,190	(52)	3,058
Non-GAAP research and development	$64,026	$60,697	$250,012	$242,679

GAAP general and administrative	$53,548	$48,997	$214,291	$226,116
Less: Stock-based compensation expense	10,864	14,864	46,880	59,961
Less: Amortization of acquired intangible assets	28	37	121	154
Less: Employer payroll tax expense related to employee equity transactions	378	392	852	1,106
Less: Restructuring costs	—	(61)	1,332	3,366
Less: Charitable donation of Class A common stock	—	—	4,187	6,564
Less: Change in fair value of contingent consideration	(14)	—	(212)	—
Non-GAAP general and administrative	$42,292	$33,765	$161,131	$154,965

GAAP operating income (loss)	$80,286	$33,609	$56,760	$(162,569)
GAAP operating margin	17%	8%	4%	(11)%
Plus: Stock-based compensation expense	64,834	87,631	290,676	358,151
Plus: Amortization of acquired intangible assets	2,279	1,162	8,191	6,711
Plus: Employer payroll tax expense related to employee equity transactions	2,679	2,566	5,742	6,999
Plus: Restructuring costs	—	9,074	4,407	24,726
Plus: Charitable donation of Class A common stock	—	—	4,187	6,564
Plus: Change in fair value of contingent consideration	(14)	—	(212)	—
Non-GAAP operating income	$150,064	$134,042	$369,751	$240,582
Non-GAAP operating margin	31%	32%	23%	17%

UiPath, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
GAAP net income (loss)	$104,462	$51,794	$282,330	$(73,694)
Plus: Stock-based compensation expense	64,834	87,631	290,676	358,151
Plus: Amortization of acquired intangible assets	2,279	1,162	8,191	6,711
Plus: Employer payroll tax expense related to employee equity transactions	2,679	2,566	5,742	6,999
Plus: Restructuring costs	—	9,074	4,407	24,726
Plus: Charitable donation of Class A common stock	—	—	4,187	6,564
Plus: Change in fair value of contingent consideration	(14)	—	(212)	—
Less: Release of valuation allowance on deferred tax assets	(20,460)	(111)	(204,925)	(24,744)
Tax adjustments to add-backs	10,547	(7,543)	(395)	(3,352)
Non-GAAP net income	$164,327	$144,573	$390,001	$301,361

GAAP net income (loss) per share, basic	$0.19	$0.09	$0.52	$(0.13)
GAAP net income (loss) per share, diluted	$0.19	$0.09	$0.52	$(0.13)
GAAP weighted average common shares outstanding, basic	535,962	550,948	538,125	559,933
Plus: Dilutive potential common shares from outstanding equity awards	9,322	4,425	6,735	—
GAAP weighted average common shares outstanding, diluted	545,284	555,373	544,860	559,933

Non-GAAP weighted average common shares outstanding, basic	535,962	550,948	538,125	559,933
Plus: Dilutive potential common shares from outstanding equity awards	9,322	4,425	6,735	6,629
Non-GAAP weighted average common shares outstanding, diluted	545,284	555,373	544,860	566,562
Non-GAAP net income per share, basic	$0.31	$0.26	$0.72	$0.54
Non-GAAP net income per share, diluted	$0.30	$0.26	$0.72	$0.53

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Twelve Months Ended January 31,
	2026	2025
GAAP net cash provided by operating activities	$371,208	$320,565
Purchases of property and equipment	(19,048)	(14,923)
Cash paid for employer payroll taxes related to employee equity transactions	5,750	6,907
Net receipts of employee tax withholdings on stock option exercises	(15)	(3)
Cash paid for restructuring costs	14,101	15,283
Non-GAAP adjusted free cash flow	$371,996	$327,829

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
PR@uipath.com
UiPath